                                                                    EXHIBIT 10.3


                                                Effective Date: ________________



                            INCENTIVE STOCK OPTION


                                  Granted by

                                CCBN.COM, INC.

                              Under the Company's

              1999 Incentive and Non-Statutory Stock Option Plan


     For valuable consideration, the receipt of which is hereby acknowledged, CCBN.COM, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the "Company"), hereby grants under its 1999 Incentive and Non-Statutory Stock Option Plan (the "Plan") the following incentive stock option to the Holder as named in Schedule A attached hereto the ("Holder"):

     Section 1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Holder is hereby granted the right and option to purchase from the Company, as of the effective date set forth above (the "Effective Date"), at the per share exercise price set forth on Schedule A
                                                                ----------
hereto (the "Exercise Price"), the aggregate number of shares of the Company's Series A Common Stock, $.001 par value ("Common Stock"), set forth on Schedule A
                                                                      ----------
hereto, at the time and in the manner hereinafter set forth. Subject to the terms and conditions hereinafter set forth, the Holder shall have the right and option to purchase hereunder any or all of such shares in accordance with the vesting schedule set forth on Schedule A hereto. This option shall terminate in
                              ----------
all respects, and all rights and options to purchase shares hereunder shall terminate, on the expiration date set forth on Schedule A, which date shall be
                                               ----------
no more than ten years from the Effective Date set forth above (the "Expiration Date"). The provisions of Schedule A are incorporated by reference herein.
                           ----------

     Section 2. Exercise of Option. Each option hereunder may be exercised only to the extent such option has vested pursuant to the terms of Section 1. Purchase of any shares hereunder shall be made by delivery to the Company of a written notice of exercise specifying the number of shares with respect to which the option is to be exercised and the address to which the certificate representing such shares is to be mailed, accompanied by (a) cash, certified or bank check or postal or express money order payable to the order of the Company for an amount equal to the Exercise Price of such shares, or, (b) with the consent of the Company, shares of Common

Stock of the Company having a fair market value equal to or less than the Exercise Price of such shares accompanied by cash or a certified or bank check or postal or express money order in an amount equal to the difference, if any, between the Exercise Price of such shares and the fair market value of such shares, or, (c) with the consent of the Company, a combination of (a) and (b). For the purpose of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in accordance with procedures adopted by the Company's board of directors (the "Board") or, if appointed, its option committee (the "Committee").

     Section 3. Conditions and Limitations. As a condition precedent to any exercise of this option, the Holder (or if any other individual or individuals are exercising this option, such individual or individuals) shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel which shall contain among other things a statement in writing to the following effects (to the extent then applicable): (a) that the Holder acknowledges that the right of first refusal and repurchase option set forth in
Section 9 hereof apply to such shares; (b) that the option is then being exercised for the account of the Holder and only with a view to investment in, and not for, in connection with or with a view to the disposition of, the shares with respect to which the option is then being exercised; (c) that the Holder has been advised that Rule 144 of the Securities and Exchange Commission (the "Commission"), which permits the resale, subject to various terms and conditions, of small amounts of "restricted securities" (as therein defined), does not now apply to the Company because the Company is not now required to file, and does not file, current reports under the Securities Exchange Act of 1934 (the "Exchange Act"), nor is there publicly available information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports; (d) that the Holder understands that there is no assurance that the Company will ever become a reporting company under the Exchange Act and that the Company has no obligation to the Holder to do so; (e) that the Holder and Holder's representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company's then current corporate activities and financial condition; and (f) that the Holder believes that the nature and amount of the shares being purchased are consistent with Holder's investment objectives, abilities and resources. The restrictions imposed by this Section and any investment representation made pursuant to this Section shall be inoperative upon the registration with the Commission of the stock subject to this option or acquired through the exercise of this option.

          The Holder also agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this option, without the prior written consent of the Company or such underwriters, as the case may be.

     Section 4. Delivery of Shares. Within a reasonable time following the receipt by the Company of the written notice of exercise and payment of the Exercise Price for the shares to be purchased thereunder and, if applicable, the investment letter referred to in Section 3, the

Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company or at the address specified pursuant to Section 2 hereof a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company); provided, however, that delivery by the
                                      --------  -------
Company of the certificate or certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law, regulation or order of the Commission or
    -------- -------
other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this Section, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.

     Any certificate representing shares of stock acquired upon exercise of this option may have endorsed thereon one or more legends, including, without limitation, the following:

          (i) "ANY DISPOSITION OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OPTIONS, CONTAINED IN A CERTAIN AGREEMENT BETWEEN THE RECORD HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR."

          (ii) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 5. Adjustments Upon Changes in Capitalization. The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.

     Adjustments under this Section 5 shall be determined by the Board or the Committee and such determinations shall be conclusive. The Board or the Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this option.

     Section 6. Effect of Certain Transactions. If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets or capital stock to another corporation (each hereinafter referred to as a "Transaction"), in any case while this option remains outstanding: (a) subject to the provisions of clause (c) below, after the effective date of such Transaction this option shall remain outstanding and shall be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction; (b) the Board may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such Transaction this option shall be exercisable in full; or
(c) this option may be cancelled by the Board as of the effective date of such Transaction, provided that notice of such cancellation shall be given to the
             --------
Holder and the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of this option pursuant to clause (a) above, in full, during the 10-day period preceding the effective date of such Transaction.

     Section 7. Rights of Holder. No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

     The granting of this option shall not impose upon the Company any obligations to employ or to continue to employ the Holder or, if applicable, to continue the Holder as a director of the Company; and the right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to the Holder.

     Nothing herein contained shall impose any obligation upon the Holder to exercise this option.

     Although this option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986, the Company makes no representation as to the tax treatment to the Holder upon receipt or exercise of this option or sale or other disposition of the shares covered by this option.

     At all times while any portion of this option is outstanding, the Company shall: (a) reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; (b) comply with the terms of this option promptly upon exercise of the option rights; and (c) pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

     Section 8. Transfer and Termination. This option is not transferable by the Holder otherwise than by will or the laws of descent and distribution.

     This option is exercisable, during the Holder's lifetime, only by him, and by him only while he is an employee of the Company, except that (i) in the event that such employment is terminated by the Holder for any reason or by the Company for cause, the Holder shall have the right to exercise this option within 10 days after the date he ceases to be an employee of the Company (but not later than the Expiration Date of this option) with respect to the shares which were purchasable by him by exercise of this option at the time of such cessation of employment, and (ii) in the event that such employment terminates for any reason other than as set forth in clause (i) above and other than by reason of death or retirement in good standing from the employ of the Company by reason of age or disability under the then established rules of the Company, the Holder shall have the right to exercise this option within 30 days after the date he ceases to be an employee of the Company (but not later than the Expiration Date of this option) with respect to the shares which were purchasable by him by exercise of this option at the time of such cessation of employment. As used in this paragraph, "cause" shall mean (a) any material breach by the Holder of any agreement to which the Holder and the Company are both parties, (b) any act (other than retirement) or omission to act by the Holder which may have a material and adverse effect on the Company's business or on the Holder's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violation), or (c) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate of the Company. An employment relationship between the Company and the Holder shall be deemed to exist, for purposes of this option, during any period in which the Holder is employed in any capacity by the Company or any subsidiary of the Company.

     In the event that the Holder retires in good standing from employment by the Company by reason of age or disability under the then established rules of the Company, the Holder shall have the right to exercise this option at any time within 90 days after his retirement (but not after the Expiration Date of this option) with respect to the shares which were purchasable by the Holder at the date of such retirement.

     In the event of the death of the Holder while he has the right to exercise this option, his executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise this option at any time within 180 days after his death (but not after the Expiration Date of this option) with respect to the shares which were purchasable by the Holder as of the date of his death.

     Section 9.  Right of First Refusal and Repurchase Option.

     (a) Right of First Refusal. In the event that, at any time when the Holder (which term for purposes of this Section 9 shall mean the Holder and his executors, administrators and any other person to whom this option may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued upon the exercise of this option, the Holder shall first offer such shares to the Company by giving written notice of the Holder's desire so to sell, assign or transfer such shares. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein. The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have 15 days within which to purchase the offered shares at a price per share as aforesaid. If within the applicable time periods the Holder does not receive notice of the Company's intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within 90 days from the date of the Holder's written notice to the Company of the Holder's intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this option applicable to the transfer of such shares. Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Section 9. No sale, assignment, pledge or transfer of any of the shares covered by this option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 9 have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Section. If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

     (b) Repurchase Option Upon Termination of Employment. Upon termination of the Holder's employment with the Company at any time, by either the Company or the optionee and for any reason whatsoever including death or disability, the Company shall have the option to repurchase (the "Repurchase Option") any or all of the shares issued pursuant to the exercise of this option and then held by the Holder, at the current fair market value (the "Repurchase Price"). The Company shall have the right to exercise the Repurchase Option for such shares at any time within 180 days after the termination of the Holder's employment.

     In the event the Company shall be entitled to and shall elect to exercise the Repurchase Option, it shall give to the Holder a written notice specifying the number of shares which the Company elects to purchase and specifying a date for closing hereunder, which date shall be not more than 30 calendar days after the giving of such notice. At such closing, the Holder shall deliver the stock certificate or certificates representing the shares, duly endorsed for transfer; and upon such delivery the Company shall pay the Repurchase Price to the Holder by check.

     For purposes of the Repurchase Option and the Right of First Refusal pursuant to this Section 9, the term "shares" shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his ownership of Common Stock pursuant to the exercise of this option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

     (c) The restrictions imposed by this Section 9 shall terminate in all respects upon the effective date of a registration statement under the 1933 Act covering the Company's common stock.

     Section 10. Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the principal office of the Company, 133 Portland Street, Boston, Massachusetts 02114, attention of the President, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the President at such principal office or other address.

     Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

     Section 11. Government and Other Regulations; Governing Law. This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. Without limiting the generality of the foregoing, the Company shall not be obligated to issue any such shares if in the Company's sole judgment to do so would cause the Company or such issue not to be in compliance with the requirements of Rule 504 promulgated under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

     This option is and shall be subject in every respect to the provisions of the Company's 1998 Incentive and Non-Statutory Stock Option Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Holder hereby accepts this option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Holder and his heirs and legal representatives.

     This option shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the Effective Date.

                                    CCBN.COM, INC.



                                    By:_________________________________
                                       President

AGREED AND ACCEPTED:



______________________
Holder

                                CCBN.COM, INC.

                                  SCHEDULE A
                                  ----------
                                      to
                                      --
                            Incentive Stock Option
                            ----------------------


1.  Name of Holder:                    _______________________________

2.  Address:                           _______________________________

                                       _______________________________

3.  Social Security Number:            _______________________________

4.  Maximum number of shares for
    which this Option is exercisable:  ______

5.  Effective Date (date of grant):    ______

6.  Vesting Start Date:                ______

7.  Expiration Date:                   ______

8.  Exercise Price per share:          $_____

9.  Vesting Schedule:                  25% of the shares subject to this Option
                                       shall vest on the first anniversary of
                                       the Vesting Start Date and thereafter the shares subject to this Option shall vest in twelve equal installments at the rate of 6.25% at the end of every three-month period that fully elapses from the first anniversary of the Vesting Start Date.

10. Other terms and conditions:


The undersigned Holder acknowledges receipt of the Option of which this Schedule A is a part and agrees to be bound by all obligations of the Holder as set forth in such Option or in the Plan, including the provisions of Section 9 of the Option relating to the Company's right to repurchase the shares acquired upon exercise of this Option and otherwise restricting the transfer of such shares.



          ___________________________________
          Holder's Signature